EXHIBIT 10.8(a)

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “First Amendment”), is made as of May 7, 2004, by and between Infonet Services Corporation, a Delaware corporation (the “Company”), and Jose A. Collazo (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and the Executive have entered into that certain Executive Employment Agreement (the “Employment Agreement”), dated as of April 24, 2001, as amended;

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to provide additional incentives for the Executive pursuant to that certain Infonet Services Corporation CEO Incentive Bonus Plan (the “Plan”);

WHEREAS, the Company and the Executive reserved the right to amend the Employment Agreement pursuant to the terms thereof; and

WHEREAS, in connection with the Plan, the Company and the Executive desire to amend the Employment Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Employment Agreement as follows:

1. A new Section 3.10, as set forth below, is hereby added to the Employment Agreement:

“Section 3.10 CEO Incentive Bonus Plan

Notwithstanding anything to the contrary, the Executive acknowledges and agrees that (i) any payment under the Infonet Services Corporation CEO Incentive Bonus Plan (the “Plan”) shall be excluded from the calculation of (a) any Benefits, Separation Payments, salary continuation payments, and other payments or benefits under this Agreement, and (b) any payments or benefits under any employee welfare or pension benefit plans or programs or any other plans or programs, including, but not limited to the Infonet Services Corporation Senior Executive Supplemental Benefits Plan, the Infonet Services Corporation Supplemental Executive Retirement Plan, and any 401(k) plans; (ii) no portion of the Executive’s “base amount,” within the meaning of Section 280G of the Code (as defined herein), shall be allocated to any payment under the Plan for the purpose of determining the amount of the Executive’s “Gross-Up Payment” pursuant to Section 6.5 hereof; and (iii) in the event that the Executive is entitled to receive cash separation payments or salary continuation payments pursuant to

Sections 3.2 or 3.9 of this Agreement by reason of a termination of the Executive’s employment by the Company without Cause, by the Executive for Good Reason or due to the Executive’s Death or Disability, in each case within one year after a Change in Control, the Executive shall not be entitled to receive any payment under the Plan except to the extent that such payment would exceed the aggregate amount of such cash separation payments or salary continuation payments.”

2. Section 6.5(a) of the Employment Agreement is hereby amended by replacing the second sentence with the following sentence:

“Except as set forth in the Plan, any other excise taxes, penalties, interest or other payments which the Executive may be required to pay by any taxing authority shall be borne by the Company.”

3. Section 6.5(b) of the Employment Agreement is hereby amended by deleting the words “Anything in this Agreement to the contrary notwithstanding” in the first sentence and inserting in their place the words “Except as set forth in the Plan”.

4. This First Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

5. This First Amendment may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile, and each of which will be deemed to be an original of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first set forth above.

INFONET SERVICES CORPORATION,		Jose A. Collazo
a Delaware corporation

By:	/s/ Paul Galleberg	/s/ Jose A. Collazo
Name:	Paul Galleberg
Its:	Senior Vice President

Address:		Address:

Infonet Services Corporation		Infonet Services Corporation
2160 East Grand Avenue		2160 East Grand Avenue
El Segundo, California 90245-1022		El Segundo, California 90245-1022